UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
Current Report
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Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 14, 2016
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-10853
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North Carolina	56-0939887
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)
(336) 733-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement
On September 15, 2016, BB&T Corporation issued a press release announcing that its subsidiary, Branch Banking and Trust Company ("Branch Bank”), entered into an early termination agreement with the Federal Deposit Insurance Corporation (“the FDIC”) that terminates Branch Bank’s loss share agreements with the FDIC. Branch Bank will make a payment of approximately $230 million to the FDIC as consideration for the early termination of the loss share agreements. These loss share agreements were entered into by Branch Bank with the FDIC in 2009 in connection with Branch Bank’s acquisition of certain assets and liabilities of Colonial Bank from the FDIC. All rights and obligations of Branch Bank and the FDIC under the loss share agreements have been eliminated under the termination agreement. The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The foregoing description of the termination agreement does not purport to be complete and is qualified in its entirety by reference to the termination agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits
Exhibit No.	Description of Exhibit
10.1	Termination agreement among Federal Deposit Insurance Corporation, receiver of Colonial Bank, Federal Deposit Insurance Corporation and Branch Banking & Trust Company dated as of September 14, 2016.
99.1	Press release dated September 15, 2016.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: September 15, 2016